Exhibit 99.1

FOR IMMEDIATE RELEASE Investors and Media: Julie Dewey, IRC Nevro Corp. Chief Corp Communications and Investor Relations Officer 650-433-3247 | julie.dewey@nevro.com

Nevro Announces Preliminary, Unaudited Fourth Quarter and

Full-Year 2021 Revenue

Fourth Quarter 2021 Worldwide Revenue of Approximately $102.5 Million

Full-Year 2021 Worldwide Revenue of Approximately $386.6 Million

Company Expects to Exceed High End of Previously Provided Fourth Quarter 2021 Non-GAAP

Adjusted EBITDA Guidance

Company to Present Today at J.P. Morgan Healthcare Conference at 4:30 pm Eastern Time

REDWOOD CITY, California – January 10, 2022 – Nevro Corp. (NYSE: NVRO), a global medical device company that is delivering comprehensive, life-changing solutions for the treatment of chronic pain, today announced its preliminary, unaudited fourth quarter and full-year 2021 revenue results and expects to exceed the high end of its previously provided fourth quarter 2021 non-GAAP adjusted EBITDA guidance.

Fourth Quarter 2021

Preliminary, unaudited fourth quarter 2021 worldwide revenue is expected to be approximately $102.5 million, compared to $109.7 million in the fourth quarter in the prior year period and $114.4 million in the fourth quarter of 2019. Worldwide revenue for the fourth quarter 2021 includes approximately $4.0 million of revenue for painful diabetic neuropathy (PDN) indication.

Preliminary, unaudited fourth quarter 2021 U.S. revenue is expected to be approximately $88.2 million, compared to $94.6 million in the prior year period and $97.9 million in the fourth quarter of 2019. Fourth quarter U.S. trial procedures were up approximately 3% versus prior year. In addition, both trial and permanent implant rates in the U.S. steadily improved in the second half of 2021 and were approaching pre-COVID 2019 levels.  Fourth quarter U.S. PDN trial procedures represented approximately 7% of total U.S. trial volume and grew approximately 92% sequentially over the previous quarter.

Preliminary, unaudited fourth quarter 2021 international revenue is expected to be approximately $14.3 million, compared to $15.1 million in the prior year period and $16.5 million in the fourth quarter of 2019.

Although the company is not providing preliminary, unaudited fourth quarter 2021 non-GAAP adjusted EBITDA results at this time, the company expects to exceed the high end of its previously provided fourth quarter 2021 non-GAAP adjusted EBITDA guidance range of approximately negative $10 million to negative $13 million.

Full-Year 2021

Nevro's preliminary, unaudited full-year 2021 worldwide revenue is expected to be approximately $386.6 million, compared to $362.0 million for full-year 2020 and $390.3 million for full-year 2019.

Worldwide revenue for 2021 includes approximately $5.7 million of revenue for PDN indication since the July 2021 FDA approval.  Preliminary, unaudited full-year U.S. revenue is expected to be approximately $326.0 million, compared to $311.9 million in the prior year period and $326.0 million in 2019. Preliminary, unaudited full-year international revenue is expected to be approximately $60.6 million, compared to $50.2 million in the prior year period and $64.3 million in 2019.

“I am extremely proud of the significant efforts of the Nevro team to serve our customers and patients, and execute on our plans throughout a difficult environment in 2021,” said D. Keith Grossman, Chairman, CEO and President of Nevro.  “Even with the pandemic challenges throughout the year, we continued to capture share in the core lower back and leg pain market with our best-in-class SCS technology, superior clinical data and focused commercial execution.  We saw continued progress in our core SCS business in the fourth quarter, as evidenced by the steady pick-up in trial activity that continued to improve from last quarter, as well as the ongoing improvement in permanent implant volumes.  Our PDN launch is off to a great start, and as the only company to provide an FDA-approved SCS treatment option for PDN patients, we are looking forward to continuing to develop this exciting growth platform in 2022 and beyond.  We continue to believe we are very well positioned for attractive growth when the impact and uncertainties of COVID on our market subsides.”

Nevro plans to report its full financial results and provide more detail for its fourth quarter and full-year 2021 financial results, as well as its forward-looking financial guidance, after the market closes on Wednesday, February 23, 2022, to be followed by its quarterly conference call at 1:30 pm Pacific Time that day.

Nevro to Present Today at J.P. Morgan Healthcare Conference

D. Keith Grossman, Chairman, CEO and President of Nevro, will present at the J.P. Morgan Healthcare Conference today at 4:30 pm Eastern Time.  A live webcast of this virtual event, as well as an archived recording, will be available in the Investors section of Nevro's website at www.nevro.com.

Nevro’s J.P. Morgan Healthcare investor presentation is available in the Investors section of Nevro’s website at www.nevro.com on the “Events and Presentations” page.

Internet Posting of Information

Nevro routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.nevro.com.  The company encourages investors and potential investors to consult the Nevro website regularly for important information about Nevro.

About Nevro Corp.

Headquartered in Redwood City, California, Nevro is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment. The company started with a simple mission to help more patients suffering from debilitating pain and developed its proprietary 10 kHz Therapy, an evidence-based, non-pharmacologic innovation that has impacted the lives of more than 80,000 patients globally.

Nevro’s comprehensive HFX™ spinal cord stimulation (SCS) platform includes a Senza SCS system and support services for the treatment of chronic trunk and limb pain and painful diabetic neuropathy. Senza®, Senza II®, and Senza Omnia™ are the only SCS systems that deliver Nevro's proprietary 10 kHz Therapy. Nevro’s unique support services provide every patient with an HFX Coach™ throughout their pain relief journey and every physician with HFX Cloud™ insights for enhanced patient and practice management.

Senza, Senza II, Senza Omnia, HFX, HXF Coach, HFX Cloud, HFX Connect, Nevro and the Nevro logo are trademarks of Nevro Corp.

To learn more about Nevro, connect with us on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including: the company's expectations for its fourth quarter and full year 2021 worldwide, U.S. and international revenue and fourth quarter 2021 adjusted EBITDA; our belief that we are well positioned for attractive growth when the pressure of COVID on our business subsides; and our excitement about expanded growth opportunities to treat Painful Diabetic Neuropathy. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third-party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K filed on February 24, 2021 and our Quarterly Report on Form 10-Q filed on November 8, 2021, as well as any reports that we may file with the Securities and Exchange Commission in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Our preliminary operating results for the quarter and full year ended December 31, 2021 are subject to adjustment as we complete our year-end audit and other processes and are not necessarily indicative of our operating results for any future periods.

Amounts may not add due to rounding.

###